SHAREHOLDER SERVICES AGREEMENT



          AGREEMENT dated March 16, 1994, amended, January 29, 1996, and January 21, 1998, between First Pacific Recordkeeping, Inc. ("FPR"), a Hawaii Corporation and First Pacific Mutual Fund, Inc. (the "Corporation"), a Maryland Corporation. First Hawaii Municipal Bond Fund series, First Hawaii Intermediate Municipal Fund series and First Idaho Tax-Free Fund series are series of the Corporation operated as open-end, non-diversified management investment companies. All references to any series of the Corporation will be called the "Fund" unless expressly noted otherwise.

                                WITNESSETH:

          WHEREAS, each Fund is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, FPR serves as Transfer Agent to each Fund under a separate Transfer Agent Agreement and each Fund desires to avail itself of certain administrative services provided by FPR with regard to personal services of shareholder accounts which are not covered by the Transfer Agent Agreement; and

          WHEREAS, FPR is willing to furnish such services on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


          Section 1. Each Fund hereby appoints FPR to administer certain of the affairs of each Fund for the period and on the terms set forth in this Agreement. FPR hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

          Section 2. FPR shall provide personal servicing of shareholder accounts, which may include telephone and written conversations, assistance in redemptions, exchanges, transfers and opening accounts as may be required from time to time. FPR shall, in addition, provide such additional administrative management services as it and each Fund may from time to time agree.

          Section 3. First Pacific Management Corporation shall oversee all relationships between the Fund and its Custodian, Transfer Agent and any accounting services agents, including the supervision of the performance of the Fund's agreements with such parties.

     Section 4. The accounts and records maintained by FPR shall be the property of each Fund and shall be made available to each Fund within a reasonable period of time, upon demand. FPR shall assist each Fund's independent auditors, or upon approval of each Fund, or upon demand, any regulatory body, in any requested review of each Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. FPR shall supply the necessary data for each Fund's completion of any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as each Fund and FPR shall agree upon from time to time.

     Section 5. FPR may rely upon the advice of each Fund and counsel to each Fund and upon statements of each Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and FPR shall not be liable for any actions taken in good faith upon such statements.

     Section 6. FPR shall not be liable for any action taken in good faith reliance upon any authorized Oral Instructions, any Written Instructions and certified copy of any resolution of the Board of Directors of each Fund or any other document reasonably believed by FPR to be genuine and to have been executed or signed by the proper person or persons.

     Section 7. Each Fund shall indemnify and hold FPR harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of any information provided to FPR by each Fund, or the failure of each Fund to provide any information needed by FPR knowledgeably to perform its functions hereunder. Also, each Fund shall indemnify and hold harmless FPR from all claims and liabilities (including reasonable expenses for legal counsel) incurred by or assessed against FPR in connection with the performance of this Agreement, except such as may arise from FPR's own negligent action, omission or willful misconduct; provided, however, that before confessing any claim against it, FPR shall give the Fund reasonable opportunity to defend against such claim in the name of the Fund or FPR or both.

     Section 8. As full compensation for the services performed by FPR, First Hawaii Municipal Bond Fund shall pay FPR a fee at the annualized rate of .10 of one percent (.10%) of the average daily net assets of the Fund. This fee will be computed daily and be paid monthly within ten (10) business days after the last six (6) days of each month. This fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement. First Hawaii Intermediate Municipal Fund and First Idaho Tax-Free Fund will not pay FPR any fees.

     Section 9. Except as required by laws and regulations governing investment companies, nothing contained in this Agreement is intended to or shall require FPR, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which FPR is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both each Fund and FPR are open.

     Section 10. Either each Fund or FPR may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which time shall be not less than sixty
(60) days from the giving of such notice. Such termination shall be without penalty.

     Section 11. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 12. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by FPR without the approval of each Fund by a resolution of its Board of Directors.

     Section 13. This Agreement shall be governed by the laws of the State of Hawaii.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                              FIRST PACIFIC RECORDKEEPING, INC.


                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary



                              FIRST PACIFIC MUTUAL FUND, INC.


                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President


                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary


               AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                           Dated October 15, 1998

     The following Section of the Shareholder Services Agreement dated March 16, 1994 is Amended as follows:

Section 8. As full compensation for the services performed by FPR, First Hawaii Municipal Bond Fund shall pay FPR a fee at the annualized rate of up to .10 of one percent (.10%) of the average daily net assets of the Fund. This fee will be computed daily and be paid monthly within ten (10) business days after the last day of each month. This fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement. First Hawaii Intermediate Municipal
Fund and First Idaho Tax-Free Fund will not pay FPR any fees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.


                                  FIRST PACIFIC RECORDKEEPING, INC.



                                  By:    \S\ Terrence K.H. Lee
                                      Terrence K.H. Lee, President
[Corporate Seal]


                                  Attest:  \S\ Jean Chun
                                          Jean Chun, Secretary




                                  FIRST PACIFIC MUTUAL FUND, INC.



                                  By:    \S\ Terrence K.H. Lee
                                      Terrence K.H. Lee, President
[Corporate Seal]


                                  Attest:  \S\ Jean Chun
                                          Jean Chun, Secretary





               AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                           Dated February 1, 1999


     The following Section of the Shareholder Services Agreement dated March 16, 1994 is Amended as follows:

      In accordance with Section 10, First Idaho Tax-Free Fund has terminated any and all affiliations with this Shareholder Services Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.


                              FIRST PACIFIC RECORDKEEPING, INC.


                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President
[Corporate Seal]

                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary



                              FIRST PACIFIC MUTUAL FUND, INC.


                              By:  \S\ Terrence K.H. Lee
                                   Terrence K.H. Lee, President

[Corporate Seal]
                              Attest:  \S\ Jean Chun
                                   Jean Chun, Secretary